EXHIBIT A

FUNDS	DATES
First Trust Exchange-Traded Fund
First Trust Dow Jones Select MicroCap IndexSM Fund	04/30/2023
First Trust Morningstar Dividend LeadersSM Index Fund	04/30/2023
First Trust US Equity Opportunities ETF	04/30/2023
First Trust NASDAQ-100 Equal Weighted IndexSM Fund	04/30/2023
First Trust NASDAQ-100-Technology Sector IndexSM Fund	04/30/2023
First Trust NYSE Arca Biotechnology Index Fund	04/30/2023
First Trust Dow Jones Internet IndexSM Fund	04/30/2023
First Trust Capital Strength ETF	04/30/2023
First Trust Total US Market AlphaDEX® ETF	04/30/2023
First Trust Value Line® Dividend Index Fund	04/30/2023
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund	04/30/2023
First Trust NASDAQ® Clean Edge® Green Energy Index Fund	04/30/2023
First Trust S&P REIT Index Fund	04/30/2023
First Trust Chindia ETF	04/30/2023
First Trust Natural Gas ETF	04/30/2023
First Trust Water ETF	04/30/2023
First Trust Value Line® 100 Exchange-Traded Fund	04/30/2023
First Trust NASDAQ® ABA Community Bank Index Fund	04/30/2023
First Trust Dorsey Wright People’s Portfolio ETF	04/30/2023
First Trust Dow 30 Equal Weight ETF	04/30/2023
First Trust Lunt U.S. Factor Rotation ETF	04/30/2023
FT Cboe Vest Gold Strategy Quarterly Buffer ETF	04/30/2023
FT Cboe Vest Gold Strategy Target Income ETF	04/30/2023
First Trust Dividend Strength ETF	04/30/2023